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                                                                    EXHIBIT 4.5

VOID AFTER 5:00 P.M. NEW YORK TIME ON _________________, 2002

                          WARRANTS TO PURCHASE COMMON STOCK

W________          _________ Warrants

                   PROGENITOR, INC.

                   CUSIP _________

    THIS CERTIFIES THAT FOR VALUE RECEIVED _____________________ or registered assigns, is the registered holder of the number of Warrants ("Warrants") set forth above. Each Warrant initially entitles the registered holder thereof to purchase from Progenitor, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $0.001 par value, of the Company ("Common Stock") upon presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at any time prior to 5:00 p.m., New York Time, on ___________, 2002 or, if such Warrant is redeemed as provided in the Warrant Agreement, at any time prior to the effective time of such redemption, at the stock transfer office of American Stock Transfer & Trust Company, Warrant Agent of the Company (the "Warrant Agent"), or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Warrant initially entitles the holder to purchase one share of Common Stock for $______________. In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price or the number and kind of securities or other property for which the Warrants are exercisable are subject to adjustment or modification. The Company may redeem any or all outstanding and unexercised Warrants at any time after _______________, 1998 if the Market Price (as defined in the Warrant Agreement) equals or exceeds $________________ for each of the 30 consecutive trading days immediately preceding the third day before the date of notice of such redemption, upon 30 days' notice, at a price equal to $0.01 per Warrant.

    This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of _______________, 1997 ("Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates.


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Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at 1507 Chambers Road, Columbus, Ohio 43212, Attention:
President and Chief Executive Officer.

    The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

    In certain cases, the sale of securities by the Company upon exercise of Warrants would violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed in the Warrant Agreement that, among other things: (a) it will use its best efforts either (i) to maintain the effectiveness of the Registration Statement and, to the extent required under applicable law, to keep such Registration Statement current, through the Expiration Date or until such time as no Warrants remain outstanding or (ii) to prepare and file with the Securities and Exchange Commission a registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement with respect to the Equity Securities to be delivered upon the exercise of the Warrants effective and, to the extent required under applicable law, to keep such registration statement current from the date of issuance thereof through the Expiration Date or until such earlier time as no Warrants remain outstanding; and (b) as expeditiously as possible, it will register or qualify the Equity Securities to be delivered upon exercise of the Warrants under the securities or Blue Sky laws of each jurisdiction in which such registration or qualification is necessary and use its best efforts to maintain all such registrations or qualifications in effect from the date of issuance thereof through the Expiration Date or until such earlier time as no Warrants remain outstanding; PROVIDED, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject. However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Warrants.

    This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

    No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything


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contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the receipt by the Warrant Agent of the Exercise Price.

    The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

    This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

    This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

    IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or by facsimile signatures of the proper officers of the Company and a facsimile of its corporate seal to be imprinted hereon.

Dated:                         , 1997.
       ------------------------

                                       PROGENITOR, INC.

                                       By:
                                          ------------------------------------
                                          President and Chief Executive Officer

                                       Attest:
                                              --------------------------------
                                                         Secretary
Countersigned

------------------------------
            , as Warrant Agent
------------

By:
    ------------------------
    Authorized Officer

                       [FORM OF REVERSE OF WARRANT CERTIFICATE]


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                                  SUBSCRIPTION FORM

                       To Be Executed by the Registered Holder
                            in Order to Exercise Warrants

    The undersigned Registered Holder hereby irrevocably elects to exercise _____________ of the Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:

              PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


                                    ---------------------

                                    ---------------------

                                    ---------------------

                                    ---------------------

                       [please print or type name and address]

and be delivered to

                                    ---------------------

                                    ---------------------

                                    ---------------------

                                    ---------------------

                       [please print or type name and address]

    and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


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    If applicable, the undersigned represents that the exercise of the Warrants evidenced hereby was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please leave blank or write "unsolicited" in the space below.


                                       ------------------------------------

                                                 (Name of NASD Member)


                                       Dated:
                                              -------------------------

                                              ------------------------------

                                              ------------------------------

                                              ------------------------------

                                                           Address


                                              ------------------------------

                                                Taxpayer Identification Number


                                              ------------------------------

                                                     Signature Guaranteed

    THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.


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                                      ASSIGNMENT

                       To Be Executed by the Registered Holder
                             in Order to Assign Warrants

FOR VALUE RECEIVED, _______________ hereby sells, assigns and transfers unto

              PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                                    ---------------------

                                    ---------------------

                                    ---------------------

                                    ---------------------


                       [please print or type name and address]


    _________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints______________________________
 Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

                                       Dated:---------------------------

                                             -------------------------------

                                                 Signature Guaranteed

                                             -------------------------------

    THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.


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